UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 17, 2021
 _____________________
OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2021, Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary of Option Care Health, Inc. (the “Company”), notified the Company that he intends to retire on March 31, 2022.

Mr. Berman, age 62, will continue in his current duties through the end of March, 2022, while the Company engages an executive search firm to identify his successor. Mr. Berman has been a member of the Company’s executive leadership team for six years and has been instrumental in the Company’s success after separating from Walgreens in April 2015. Mr. Berman will retire following a 39-year career, starting as a pharmacist with Walgreens and subsequently as legal counsel at several leading health care companies, including Baxter, Caremark, Allscripts, Abbott Laboratories, and Catamaran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	September 22, 2021	By:	/s/ Michael Shapiro
		Name:	Michael Shapiro
		Title:	Chief Financial Officer